UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒    Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KKR & CO. INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

KKR & Co. Inc. (together with its subsidiaries, “KKR”) sent the following email to KKR employees on April 9, 2026:

Hi everybody,

We are entering an important next phase in our corporate governance and asking shareholders to vote on a set of proposed amendments to KKR & Co. Inc.’s charter.

KKR employees own ~30% of outstanding KKR stock. That means your participation is important.

We encourage you to vote “FOR” each of the proposals today.

You can find more details on how to vote below. Thank you for taking the time.

Joe & Scott

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How to Vote

All stockholders received proxy materials either by mail or email from Fidelity.Investments.email@shareholderdocs.fidelity.com.

If you hold shares in more than one account, please vote both accounts.

Mail: Scan the QR code that takes you to proxyvote.com.

Email: Click the link that takes you to proxyvote.com.

If you cannot locate your proxy materials, you can also find the information on how to vote in your Fidelity account by following these steps:

1.	Log into Fidelity.com
2.	Click on your individual brokerage account
3.	Click on “Documents” tab
4.	Click on “Proxy Materials” link in the drop-down menu
5.	Your control number to vote your shares will be in main body of the page
6.	Click the link or go to www.proxyvote.com, and input your control number to vote your shares